                                                                      EXHIBIT 21
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SUBSIDIARIES OF THE COMPANY, AS OF FEBRUARY 22, 1995

                                                                    % Owned by
                                               Organized under the  immediate
                  Subsidiary                         laws of       parent(1)(2)
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
Baxter International Inc. (parent company)....         Delaware
 Baxter Healthcare Corporation................         Delaware        100
 Baxter World Trade Corporation...............         Delaware        100
  Baxter Pharmacy Services Corporation........         Delaware        100(3)
   Baxter Sales and Distribution Corporation..         Delaware        100
   Baxter Healthcare Corporation of Puerto
    Rico......................................           Alaska        100(3)
  Baxter Healthcare (Holdings) Ltd. ..........   United Kingdom         99(4)
   Baxter Healthcare Limited..................   United Kingdom         99(4)
  Baxter Healthcare S.A. .....................           Panama        100
  Baxter Healthcare Pte. Ltd. ................        Singapore        100
   Baxter World Trade S.A. ...................          Belgium         52(4)
  Baxter Limited..............................            Japan        100
  Baxter Healthcare Pty. Ltd. ................        Australia         99(4)
  Baxter A.G. ................................      Switzerland         99(4)
  Baxter S.A. de C.V. ........................           Mexico         99(4)
  Baxter Corporation .........................           Canada        100
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

Subsidiaries omitted from this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                   * * * * *

(1) Including director's qualifying and other nominee shares.

(2) All subsidiaries set forth herein are reported in the Company's financial statements through consolidations or under the equity method of accounting.

(3) Of Common stock.

(4) Remaining shares owned by the Company, its subsidiaries or employees.